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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-8 of our report dated February 28, 2001, appearing in the Annual Report on Form 10-K of The Gap, Inc. for the year ended February 3, 2001.



/s/ DELOITTE & TOUCHE LLP



San Francisco, California
April 20, 2001